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                       CERTIFICATE OF DESIGNATIONS, PREFERENCES
                  AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK
                                          OF
                                ARGOSY GAMING COMPANY

     Argosy Gaming Company (the "COMPANY"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, par value $.01 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of One Thousand Six Hundred (1,600) shares of Series A Convertible Preferred Stock of the Company, as follows:

          RESOLVED, that the Company is authorized to issue 1,600 shares of Series A Convertible Preferred Stock (the "PREFERRED SHARES"), par value $.01 per share, which shall have the following powers, designations, preferences and other special rights:

          (1)  DIVIDENDS.  The Preferred Shares shall not bear any dividends.

          (2) HOLDER'S CONVERSION OF PREFERRED SHARES. A holder of Preferred Shares shall have the right, at such holder's option, to convert the Preferred Shares into shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), on the following terms and conditions:

               (a) CONVERSION RIGHT. Subject to the provisions of Section 2(j), at any time or times on or after the Issuance Date (as defined below), any holder of Preferred Shares shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(h)) of Common Stock, at the Conversion Rate (as defined below); provided, however, that in no event shall any holder be entitled to convert Preferred Shares in excess of that

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     number of Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Preferred Shares beneficially owned by the holder and its affiliates, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The holder may waive the foregoing limitations by written notice to the Company upon not less than 61 days prior notice (with such waiver taking effect only upon the expiration of such 61 day notice period).

               (b) CONVERSION RATE AND OTHER DEFINITIONS. The number of shares of Common Stock issuable upon conversion of each of the Preferred Shares pursuant to Sections (2)(a), 2(g) and 5 shall be determined according to the following formula (the "CONVERSION RATE"):

                         Conversion Amount
                         -----------------
                         Conversion Price

          For purposes of this Certificate of Designations, the following terms shall have the following meanings:

                    (i) "CONVERSION PRICE" means, as of any Conversion Date (as defined in Section 2(f)) or other date of determination, the lower of the Fixed Conversion Price (as defined below) and the Floating Conversion Price (as defined below), each in effect as of such date and subject to adjustment as provided herein.

                    (ii) "FIXED CONVERSION PRICE" means (A) for Preferred Shares issued on the first Issuance Date of any Preferred Shares, 120% of the average of the Closing Bid Prices (as defined below) of the Common Stock for the five consecutive trading days immediately preceding such Issuance Date; or (B) for all other Preferred Shares, 125% of the average of the Closing Bid Prices of the Common Stock for the five consecutive trading days immediately preceding the applicable Issuance Date; subject to adjustment as provided herein.

                    (iii) "FLOATING CONVERSION PRICE" means, as of any date of determination, the amount obtained by multiplying the Conversion Percentage (as defined


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     below) in effect as of such date by the Market Price (as defined below) of the Common Stock as of such date.

                    (iv) "CONVERSION PERCENTAGE" means 100%, subject to adjustment as provided herein.

                    (v) "MARKET PRICE" means, with respect to any security for any date, the average of the five lowest consecutive Closing Bid Prices for such security during the 30 consecutive trading days immediately preceding such date.

                    (vi) "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price for such security on The New York Stock Exchange, Inc. ("NYSE") as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if NYSE is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding Preferred Shares (including for purposes of this determination any Preferred Shares with respect to which the Closing Bid Price is being determined). If the Company and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(f)(iii) with the term "Closing Bid Price" being substituted for the term "Market Price." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during any period for which the Closing Bid Price is being determined).

                    (vii) "N" means the number of days from, but excluding, the Issuance Date through and including the Conversion Date for the Preferred Shares for which conversion is being elected.

                    (viii) "ISSUANCE DATE" means, with respect to each Preferred Share, the date of issuance of the applicable Preferred Share.

                    (ix) "CONVERSION AMOUNT" means the sum of (A) the Additional Amount (as defined below), provided that the Company has not elected to pay the Additional Amount in cash as described in Section 2(l), and (B) the Stated Value (as defined below).


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                    (x)  "ADDITIONAL AMOUNT" means the result of the following formula:  (Dividend Rate)(N/365)(Stated Value).

                    (xi) "DIVIDEND RATE" means .04; provided, however, that, subject to the satisfaction of the Dividend Elimination Conditions described below, the Dividend Rate with respect to a Preferred Share shall be 0.00 beginning on the next trading day following any date (A) which is on or after the twenty-first trading day following the Issuance Date of such Preferred Share, and (B) on which the average of the Closing Bid Prices for the Common Stock for the 20 consecutive trading days immediately preceding such date (the "ELIMINATION PERIOD") is greater than the product of (x) 1.5, and (y) the average of the Closing Bid Prices for the Common Stock for the five consecutive trading days immediately preceding the Issuance Date of the applicable Preferred Shares. Notwithstanding the foregoing, the Dividend Rate shall not be changed to 0.00 on a prospective basis pursuant to the foregoing sentence unless the Dividend Elimination Conditions (as defined below) are satisfied. The "DIVIDEND ELIMINATION CONDITIONS" are as follows: (i) on each day during the Elimination Period the registration statement (the "REGISTRATION STATEMENT") covering the resale of the shares of Common Stock issuable upon conversion or exercise of the Preferred Shares and the Warrants (as defined in the Securities Purchase agreement referred to in Section 2(f)(v)), respectively, and required to be filed by the Company pursuant the Registration Rights Agreement between the Company and the Buyers referred to therein (the "REGISTRATION RIGHTS AGREEMENT") was effective and available for the sale of no less than 125% of the sum of (A) the number of Conversion Shares then issuable upon the conversion of all outstanding Preferred Shares (without regard to any limitation on conversion), (B) the number of Warrant Shares then issuable upon the exercise of all outstanding Warrants (without regard to any limitation on exercise), and (C) the number of Conversion Shares and Warrants Shares that are then held by the holders of the Preferred Shares;
     (ii) on each day during the Elimination Period the Common Stock was listed on NYSE and was not suspended from trading; (iii) during the Elimination Period the Company delivered Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants to the holders of Preferred Shares on a timely basis as set forth in Section 2(f)(ii) of this Certificate of Designations and Sections 2(a) and 2(b) of the Warrants, respectively; (iv) no event constituting a Major Transaction (as defined in Section 3(c)), including an agreement to consummate a Major Transaction, or a Triggering Event (as defined in Section 3(d)) shall have occurred nor shall any pending event which would constitute a Major Transaction have been publicly disclosed during the Elimination Period; and
     (v) the Company has otherwise satisfied in all material respects its obligations and is not in default in any material respect under this Certificate of Designations, the Warrants, the Securities Purchase Agreement and the Registration Rights Agreement. If a change is made to the Dividend Rate as provided in this paragraph, then the Additional Amount formula shall be appropriately altered to produce an Additional Amount which reflects the two different Dividend Rates over the corresponding periods.

                    (xii) "STATED VALUE" means $10,000.


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               (c)  ADJUSTMENT TO CONVERSION PRICE -- MARKET PRICE OF COMMON
     STOCK AND REGISTRATION STATEMENT FAILURES. In addition to any other adjustment to the Conversion Price provided for in this Certificate of Designations, the Fixed Conversion Price shall be subject to the following adjustments.

                    (i) 270 DAY ADJUSTMENT. In the event that neither (A) the Closing Bid Price of the Common Stock on each day during any period of 20 consecutive trading days during the period beginning on and including the date which is 21 trading days after the Issuance Date of the applicable Preferred Shares and ending on the trading day immediately preceding the date which is 270 days after the Issuance Date of the applicable Preferred Shares (an "ADJUSTMENT DATE"), nor (B) the Closing Bid Price of the Common Stock on the trading day immediately preceding the Adjustment Date is greater than the Fixed Conversion Price in effect on the Issuance Date of the Applicable Preferred Shares; then on and after the Adjustment Date, the Fixed Conversion Price of the applicable Preferred Shares shall be equal to the lesser of (x) the average of the Closing Bid Prices of the Common Stock for the 20 consecutive trading days immediately preceding the Adjustment Date, and (y) the Fixed Conversion Price of the applicable Preferred Shares in effect on the Adjustment Date.

                    (ii) FAILURE TO MAKE REGISTRATION DELAY PAYMENTS. In the event that the Company is prohibited under the Indenture dated as of June 5, 1996 relating to the Company's 13-1/4% First Mortgage Notes due 2004 (the "INDENTURE") from making any Registration Delay Payments (as defined in the Registration Rights Agreement referred to in Section 2(c)(iii)) in a timely manner as provided in Section 2(h) of the Registration Rights Agreement, then if (i) the Registration Statement is not filed on or before the date which is 60 days after the first Issuance Date of any Preferred Shares (the "SCHEDULED FILING DATE"), and such failure is not solely a result of an act or omission of an Investor of which the Company has promptly notified the holders of Preferred Shares and the Company is in compliance with Section 3(h) of the Registration Rights Agreement; (ii) the Registration Statement is not declared effective by the SEC on or before the date which is 120 days after the first Issuance Date of any Preferred Shares (the "SCHEDULED EFFECTIVE DATE"), and such failure is not solely a result of an act or omission of an Investor of which the Company has promptly notified the holders of Preferred Shares and the Company is in compliance with
     Section 3(h) of the Registration Rights Agreement; or (iii) after the Registration Statement has been declared effective by the SEC, the Registration Statement is not available (other than on any days during any Allowable Grace Period (as defined in Section 3(f) of the Registration Rights Agreement)) for the sale of at least all the Registrable Securities (as defined in the Registration Rights Agreement) (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise), and such failure is not solely a result of an act or omission of an Investor of which the Company has promptly notified the holders of Preferred Shares and the Company is in compliance with Section 3(h) of the Registration Rights Agreement; then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Conversion Percentage and the Fixed Conversion Price shall be adjusted as follows:

               (A) CONVERSION PERCENTAGE. The Conversion Percentage in effect at such time shall be reduced by a number of percentage points equal to the sum of (I) 2.5, if the Registration Statement is not filed on or before the Scheduled Filing Date, (II) 2.5, if the Registration Statement is not declared effective by the SEC on or before the Scheduled Effective Date, and (III) the product of (x) .067 and (y) the sum of (a) the number of days after the Scheduled Filing Date that the relevant Registration Statement is not filed with the SEC, (b) the number of days after the Scheduled Effective Date that the relevant Registration Statement is not declared effective by the SEC and (c) the number of days after the Registration Statement has been declared effective that the Registration Statement is not available for the sale (other than on any days during any Allowable Grace Period) of at least all of the Registrable Securities (such number of days being collectively referred to as the "REGISTRATION STATEMENT DEFAULT DAYS"); and

               (B) FIXED CONVERSION PRICE. The Fixed Conversion Price in effect at such time shall be reduced by an amount equal to the product of (I) the Fixed Conversion Price in effect as of the Issuance Date of the applicable Preferred Shares, multiplied by (II) the sum of (a) .025, if the Registration Statement is not filed with the SEC on or before the Scheduled Filing Date plus (b) .025, if the Registration Statement is not declared effective by the SEC on or before the Scheduled Effective Date, plus (c) the product of (x) .00067 multiplied by (y) the number of Registration Statement Default Days.

                    (iii) 180 DAY REGISTRATION STATEMENT FAILURE. In the event that the Registration Statement is not declared effective by the SEC on or prior to the date which is 180 days after the first Issuance Date of any Preferred Shares (the "REGISTRATION EFFECTIVENESS ADJUSTMENT DATE"); then on and after the date immediately following the Registration Effectiveness Adjustment Date, subject to further adjustment pursuant to this Certificate of Designations, the Fixed Conversion Price of all Preferred Shares outstanding at such time shall be equal to the lesser of
     (x) the average of the five lowest consecutive Closing Bid Prices of the Common Stock during the period (the "DELAY PERIOD") beginning on and including the Registration Effectiveness Adjustment Date and ending on and including the earlier of (I) the last date on which the Registration Statement has not been declared effective by the SEC and (II) the Conversion Date of the Preferred Shares with respect to which the adjustment is being made, and (y) the Fixed Conversion Price in effect on the Registration Effectiveness Adjustment Date. If the Delay Period is not at least five days in duration, then the Delay Period shall consist of the five consecutive trading days ending on the last trading date on which the Registration Statement has not been declared effective by the SEC.

               (d) ADJUSTMENT TO CONVERSION PRICE -- DILUTION AND OTHER EVENTS. In order to prevent dilution of the rights granted under this Certificate of Designations, the


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     Conversion Price will be subject to adjustment from time to time as provided in this Section 2(d).

                    (i) ADJUSTMENT OF FIXED CONVERSION PRICE UPON ISSUANCE OF COMMON STOCK. If and whenever on or after the Issuance Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than the Conversion Shares, the Warrant Shares (as defined in the Securities Purchase Agreement) and shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below)) for a consideration per share less than a price (the "APPLICABLE PRICE") equal to the Fixed Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale, the Fixed Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Fixed Conversion Price in effect immediately prior to such issue or sale and (y) the quotient determined by dividing (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue or sale, by
     (2) the product of (I) the Applicable Price and (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. For purposes of determining the adjusted Fixed Conversion Price under this
     Section 2(d)(i), the following shall be applicable:

                         (A) ISSUANCE OF OPTIONS. If the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock (other than pursuant to an Approved Stock Plan or upon conversion of the Preferred Shares) or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Applicable Price, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this Section 2(d)(i)(A), the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock or of


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     such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                         (B) ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Applicable Price, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this Section 2(d)(i)(B), the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (I) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Fixed Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price had been or are to be made pursuant to other provisions of this Section 2(d)(i), no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

                         (C) CHANGE IN OPTION PRICE OR RATE OF CONVERSION. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Fixed Conversion Price in effect at the time of such change shall be readjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

                         (D) CERTAIN DEFINITIONS. For purposes of determining the adjusted Fixed Conversion Price under this Section 2(d)(i), the following terms have the meanings set forth below:

                              (I)  "APPROVED STOCK PLAN" shall mean any
     contract, plan or agreement which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider.

                              (II) "COMMON STOCK DEEMED OUTSTANDING" means, at
     any given time, the number of shares of Common Stock actually outstanding


                                     -8-
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     at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(d)(i)(A) and 2(d)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Preferred Shares or upon exercise of the Warrants (as defined in the Securities Purchase Agreement referred to in Section 2(f)(v)).

                         (E) EFFECT ON FIXED CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Fixed Conversion Price under this Section 2(d)(i), the following shall be applicable:

                              (I)  CALCULATION OF CONSIDERATION RECEIVED.  If
     any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average of the Closing Bid Prices of such securities for the five consecutive trading days immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of a majority of the Preferred Shares then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "VALUATION EVENT"), the fair value of such consideration will be determined within two business days of the tenth
     (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company. The determination of such appraiser shall be binding upon all parties absent manifest error.

                              (II) INTEGRATED TRANSACTIONS.  In case any Option
     is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.

                              (III) TREASURY SHARES.  The number of shares of
     Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.


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


                              (IV) RECORD DATE.  If the Company takes a record
     of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                    (ii) ADJUSTMENT OF FIXED CONVERSION PRICE UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

                    (iii) ADJUSTMENT OF FLOATING CONVERSION PRICE UPON
     ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells Convertible Securities that are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock (the formulation for such variable price being herein referred to as, the "VARIABLE PRICE") and such Variable Price is not calculated using the same formula used to calculate the Floating Conversion Price in effect immediately prior to the time of such issue or sale, the Company shall provide written notice thereof via facsimile and overnight courier to each holder of the Preferred Shares ("VARIABLE NOTICE") on the date of issuance of such Convertible Securities. If the holders of Preferred Shares representing at least two-thirds (2/3) of the Preferred Shares then outstanding provide written notice via facsimile and overnight courier (the "VARIABLE PRICE ELECTION NOTICE") to the Company within five (5) business days of receiving a Variable Notice that such holders desire to replace the Floating Conversion Price then in effect with the Variable Price described in such Variable Notice, then from and after the date of the Company's receipt of the Variable Price Election Notice the Floating Conversion Price will automatically be replaced with the Variable Price (together with such modifications to this Certificate of Designations as may be required to give full effect to the substitution of the Variable Price for the Floating Conversion Price). A holder's delivery of a Variable Price Election Notice shall serve as the consent required to amend this Certificate of Designations pursuant to Section 13 below. In the event that a holder delivers a Conversion Notice at any time after the Company's issuance of Convertible Securities with a Variable Price but before such holder's receipt of the Company's Variable Notice, then such holder shall have the option by written notice to the Company to rescind such Conversion Notice or to have the Conversion Price be equal to such Variable Price for the conversion effected by such Conversion Notice.

                    (iv) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "ORGANIC CHANGE." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding) to insure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of such holder's Preferred Shares, such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Preferred Shares had such Organic Change not taken place (without taking into account any limitations or restrictions on the timing or amount of conversions).
     In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2(d) and Section 2(e) will thereafter be applicable to the Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Fixed Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected is less than the Fixed Conversion Price in effect immediately prior to such consolidation, merger or sale and an immediate revision to the Floating Conversion Price to reflect the price of the common stock of the surviving entity and the market in which such common stock is traded). The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding), the obligation to deliver to each holder of Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. "PERSON" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                    (v) CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 2(d) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided, however, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(d).

                    (vi) NOTICES.

                         (A) Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof to each holder of the Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                         (B) The Company will give written notice to each holder of the Preferred Shares at least 15 days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock, or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation and in no event shall such notice be provided to such holder prior to such information being made known to the public.

                         (C) The Company will also give written notice to each holder of the Preferred Shares at least 15 days prior to the date on which any Organic Change, dissolution or liquidation will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

               (e) PURCHASE RIGHTS. In addition to any adjustments of the Conversion Price pursuant to Section 2(d), if at any time after the Issuance Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the holders of the Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the timing or amount of conversions) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of the Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

               (f) MECHANICS OF CONVERSION. Subject to the Company's inability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 4:

                    (i) HOLDER'S DELIVERY REQUIREMENTS. To convert Preferred Shares into full shares of Common Stock on any date (the "CONVERSION DATE"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m. Eastern Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto as EXHIBIT I (the "CONVERSION NOTICE") to the

     Company and its designated transfer agent (the "TRANSFER AGENT"), and
     (B) surrender to a common carrier, for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificate(s) representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "PREFERRED STOCK CERTIFICATE(S)") and the originally executed Conversion Notice.

                    (ii) COMPANY'S RESPONSE. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall as soon as practicable, but in any event not later than the next business day, send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company or the Transfer Agent of the Preferred Stock Certificate(s) to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, on the next business day following the date of receipt, (I) issue and surrender to a common carrier for overnight delivery to the address specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or
     (II) credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Company or Transfer Agent, as the case may be, shall, as soon as practicable and in no event later than three business days after receipt of the Preferred Stock Certificate(s) and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

                    (iii) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Market Price or the arithmetic calculation of the Conversion Rate, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one business day of receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Market Price or arithmetic calculation of the Conversion Rate within one business day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one business day submit via facsimile (A) the disputed determination of the Market Price to an independent, reputable investment bank, or (B) the disputed arithmetic calculation of the Conversion Rate to its independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than two business days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

                    (iv) RECORD HOLDER. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                    (v) COMPANY'S FAILURE TO TIMELY CONVERT. If within five business days after the Company's or the Transfer Agent's receipt of the Preferred Stock Certificates to be converted and the Conversion Notice the Company shall fail (I) to issue a certificate for the number of shares of Common Stock to which a holder is entitled or to credit the holder's balance account with The Depository Trust Company for such number of shares of Common Stock to which the holder is entitled upon such holder's conversion of the Preferred Shares, or (II) to issue a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled, pursuant to Section 2(f)(ii), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement between the Company and the initial holders of the Preferred Shares (the "SECURITIES PURCHASE AGREEMENT") (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such holder on each date after such fifth (5th) business day that such conversion or delivery of such Preferred Stock Certificates, as the case may be, is not timely effected in an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 2(f)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 2(f)(ii), the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 2(f)(ii); and (B) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Common Stock and the Preferred Stock Certificate, as the case may be, to such holder without violating Section 2(f)(ii).

               (g) MANDATORY CONVERSION OR REDEMPTION AT MATURITY. If any Preferred Shares remain outstanding on the Maturity Date (as defined below), then all such Preferred Shares, at the Company's option, either (i) shall be converted as of such date in accordance with this Section 2 as if the holders of such Preferred Shares had given the Conversion Notice on the Maturity Date (a "MATURITY DATE MANDATORY CONVERSION"), or (ii) shall be redeemed as of such date for an amount in cash per Preferred Share (the "MATURITY DATE REDEMPTION PRICE") equal to the Conversion Amount (a "MATURITY DATE MANDATORY REDEMPTION"); provided, however, that if the Company has elected a Maturity Date Mandatory Conversion and a Triggering Event has occurred and is continuing on the Maturity Date, then the Company shall, within five calendar days following the Maturity Date (unless otherwise notified in writing by the holder of its request to have the Preferred Shares converted into Common Stock), pay to each holder of Preferred Shares then outstanding, in immediately available funds, an amount equal to the Maturity Date Redemption Price. The Company shall be deemed to have elected a Maturity Date Mandatory Conversion unless it delivers written notice to each holder of Preferred Shares at least 30 trading days prior to the Maturity Date of its election to effect a Maturity Date Mandatory Redemption. If the Company elects a Maturity Date Mandatory Redemption, then on the Maturity Date the Company shall pay to each holder of Preferred Shares outstanding on the Maturity Date, by wire transfer of immediately available funds, an amount per Preferred Share equal to the Maturity Date Redemption Price. All holders of Preferred Shares shall thereupon surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or the Transfer Agent, provided that the Company has complied with its obligations under this Section 2(g). If the Company elects a Maturity Date Mandatory Redemption and shall fail to redeem all of the Preferred Shares outstanding on the Maturity Date by payment of the Maturity Date Redemption Price, then in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement, the applicable Maturity Date Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of 3.0% per month, prorated for partial months, until paid in full. Notwithstanding the foregoing, if the Common Stock is not designated for quotation on The Nasdaq National Market or listed on NYSE but such events do not constitute a Triggering Event, then the Maturity Date shall be extended until the Common Stock is so designated or listed. "MATURITY DATE" means the date which is seven years after the applicable Issuance Date, unless extended pursuant to (A) Section
     3(f) of the Registration Rights Agreement, which extension shall be equal to the aggregate number of days of all Grace Periods (as defined in Section 3(f) of the Registration Rights Agreement), or (B) the immediately preceding sentence.

               (h) FRACTIONAL SHARES. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

               (i) TAXES. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of shares of Common Stock upon the conversion of the Preferred Shares.

               (j) CONVERSION RESTRICTIONS. The right of a holder of Preferred Shares to convert Preferred Shares pursuant to this Section 2 shall be limited as set forth below. Without the prior consent of the Company, a holder of Preferred Shares shall not be entitled to convert an aggregate number of Preferred Shares from the Issuance Date of such Preferred Shares through the date of this determination in excess of the number of Preferred Shares which when divided by the number of Preferred Shares purchased by such holder on such Issuance Date would exceed (i) 0.00 for the period beginning on the Issuance Date and ending on and including the date which is 120 days after the Issuance Date, (ii) 0.33 for the period beginning on and including the date which is 121 days after the Issuance Date and ending on and including the date which is 165 days after the Issuance Date, (iii) 0.66 for the period beginning on and including the date which is 166 days after the Issuance Date and ending on and including the date which is 210 days after the Issuance Date, and
     (iv) 1.00 for the period beginning on and including the date which is 211 days after the Issuance Date and ending on and including the Maturity Date. Notwithstanding the foregoing, the conversion restrictions set forth in this Section 2(j) shall not apply (w) on and after any date on which the Common Stock is not listed on NYSE or has been suspended from trading (excluding suspensions of not more than one day resulting from business announcements), or any such delisting or suspension is threatened or pending, (x) if there shall have occurred an event constituting a Major Transaction (as defined in Section 3(c)) or Triggering Event (as defined in Section 3(d)), (y) with respect to any conversion of Preferred Shares at a Conversion Price which is equal to the Fixed Conversion Price then in effect, or (z) if there is an announcement of a pending Major Transaction.

               (k) ADJUSTMENT OF CONVERSION RESTRICTIONS UPON ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells Convertible Securities that are convertible into Common Stock and are subject to (i) restrictions on the amount of shares that can be converted, or (ii) no restrictions on the amount of shares that can be converted (the restriction on conversions or lack thereof being herein referred to as the "CONVERSION RESTRICTION"), and such Conversion Restriction is not formulated using the same time periods and percentages used in Section 2(j), then the Company shall provide written notice thereof via facsimile and overnight courier to each holder of the Preferred Shares ("CONVERSION RESTRICTION NOTICE") on the date of issuance of such Convertible Securities. If the holders of Preferred Shares representing at least two-thirds (2/3) of the Preferred Shares then outstanding which remain subject to the restrictions in Section 2(j) provide written notice via facsimile and overnight courier (the "CONVERSION RESTRICTION ELECTION NOTICE") to the Company within five (5) business days of receiving a Conversion Restriction Notice that such holders desire to replace the conversion restrictions set forth in Section 2(j) then in effect with the Conversion Restriction described in such Conversion Restriction Notice, then from and after the date of the Company's receipt of the Conversion Restriction Election Notice the conversion restrictions set forth in
     Section 2(j) automatically will be replaced with the Conversion Restrictions (together with such modifications to this Certificate of Designations as may be required to give full effect to the substitution of the Conversion Restrictions for the conversion restrictions set forth in Section 2(j)). A holder's delivery of a Conversion Restriction Election Notice shall serve as the consent required to amend this Certificate of Designations pursuant to Section 13 below.

               (l) COMPANY'S OPTION TO PAY ADDITIONAL AMOUNT IN CASH. Upon conversion pursuant to Sections 2(a) or 2(g), the Company shall have the right to elect to pay the Additional Amount in cash, in lieu of conversion to Common Stock. If the Company elects to pay the Additional Amount in cash, such cash shall be paid simultaneously with the delivery to the holder of the certificates representing the Common Stock issuable upon conversion in accordance with Section 2(f). In order to exercise its right to pay any Additional Amount in cash, the Company must advise each holder of Preferred Shares in writing (the "CASH DIVIDEND NOTICE") that the Additional Amount shall be paid in cash until such time as the Company shall terminate the Cash Dividend Notice by providing at least two business days prior written notice of such termination (the "TERMINATION NOTICE"). The Cash Dividend Notice shall set forth the effective date of the Cash Dividend Notice, which date shall be at least five business days after the date the Cash Dividend Notice is deemed to have been delivered pursuant to Section 18. The Termination Notice shall be effective on the third business day after the date the Termination Notice is deemed to have been delivered pursuant to Section
     18 unless a later date shall be specified in the Termination Notice.

          (3)  REDEMPTION AT OPTION OF HOLDERS.

               (a) REDEMPTION OPTION UPON MAJOR TRANSACTION. In addition to all other rights of the holders of Preferred Shares contained herein, simultaneous with or after the occurrence of a Major Transaction (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) 120% of the Liquidation Value (as defined in Section 9); and
     (ii) the product of (A) the Conversion Rate at such time, and (B) the Closing Bid Price on the date of the public announcement of such Major Transaction or the next date on which the exchange or market on which the Common Stock is traded is open if such public announcement is made
     (X) after 12:00 p.m. Eastern Time, on such date or (Y) on a date on which the exchange or market on which the Common Stock is traded is closed (the "MAJOR TRANSACTION REDEMPTION PRICE"); provided, however, that, notwithstanding anything contained in Section 3(a) or 3(b) to the contrary, no holder of Preferred Shares shall have the right to require the Company to redeem any Preferred Shares prior to the earlier of (i) June 1, 2004,
     (ii) the legal defeasance and discharge of the Indenture, or (iii) the written consent of the Trustee under the Indenture to any such redemption.

               (b) REDEMPTION OPTION UPON TRIGGERING EVENT. In addition to all other rights of the holders of Preferred Shares contained herein, simultaneous with or after the occurrence of a Triggering Event (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) 120% of the Liquidation Value; and (ii) the product of (A) the Conversion Rate on the date of such holder's delivery of a Notice of Redemption at Option of Holder Upon Triggering Event (as defined in Section 3(f)), and (B) the greater of (I) the Closing Bid Price on the trading day immediately preceding such Triggering Event or (II) the Closing Bid Price on the date of the holder's delivery to the Company of a Notice of Redemption at Option of Buyer Upon Triggering Event (as defined below) or, if such date of delivery is not a trading day, the next date on which the exchange or market on which the Common Stock is traded is open (the "TRIGGERING EVENT REDEMPTION PRICE" and, collectively with the Major Transaction Redemption Price, the "REDEMPTION PRICE"); provided, however, that, notwithstanding anything contained in Section 3(a) or 3(b) to the contrary, no holder of Preferred Shares shall have the right to require the Company to redeem any Preferred Shares prior to the earlier of (i) June 1, 2004, (ii) the legal defeasance and discharge of the Indenture, or (iii) the written consent of the Trustee under the Indenture to any such redemption.

               (c) "MAJOR TRANSACTION". A "MAJOR TRANSACTION" shall be deemed to have occurred at such time as any of the following events:

                    (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company) (a "CHANGE OF CONTROL TRANSACTION");

                    (ii) the sale or transfer of all or substantially all of the Company's assets; or

                    (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock.

               (d) "TRIGGERING EVENT". A "TRIGGERING EVENT" shall be deemed to have occurred at such time as any of the following events:

                    (i) the failure of the Registration Statement to be declared effective by the Securities and Exchange Commission on or prior to the date that is 180 days after the Initial Issuance Date;

                    (ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable (other than on any days during any Allowable Grace Period (as defined in Section 3(f) of the Registration Rights Agreement)) to the holder of the Preferred Shares for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five consecutive trading days, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holder of Preferred Shares;

                    (iii) delisting or suspension from listing of the Common Stock from NYSE or The Nasdaq National Market for a period of five consecutive days;

                    (iv) the Company's notice to any holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of any Preferred Shares into shares of Common

     Stock, including due to any of the reasons set forth in Section 4(a) below, or the Company's failure to deliver Conversion Shares within fifteen days of the Conversion Date;

                    (v) following a Proxy Statement Trigger Date (as defined in the Securities Purchase Agreement), the Company fails to obtain the shareholder approval described in Section 4(l) of the Securities Purchase Agreement in a timely manner; or

                    (vi) any representation or warranty by the Company was not true and correct in any material respect at the time made (including the applicable Issuance Date) or the Company breaches any covenant or other material term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, this Certificate of Designations, the Irrevocable Transfer Agent Instructions (as defined in the Securities Purchase Agreement), or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except (i) to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the Securities Purchase Agreement), and (ii) in the case of a breach of a covenant which is curable, such breach continues for a period of less than ten days.

               (e) MECHANICS OF REDEMPTION AT OPTION OF HOLDER UPON MAJOR TRANSACTION. No sooner than 15 days nor later than 10 days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier (a "NOTICE OF MAJOR TRANSACTION") to each holder of Preferred Shares. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least 10 days prior to a Major Transaction, at any time on or after the date which is 10 days prior to a Major Transaction), any holder of the Preferred Shares then outstanding may require the Company to redeem all or a portion of the holder's Preferred Shares, which redemption shall be effective concurrent with the consummation of the Major Transaction, then outstanding by delivering written notice thereof via facsimile and overnight courier (a "NOTICE OF REDEMPTION AT OPTION OF HOLDER UPON MAJOR TRANSACTION") to the Company, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of Preferred Shares that such holder is submitting for redemption, and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 3(a).

               (f) MECHANICS OF REDEMPTION AT OPTION OF BUYER UPON TRIGGERING EVENT. Within one business day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier (a "NOTICE OF TRIGGERING EVENT") to each holder of Preferred Shares. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Preferred Shares then outstanding may require the Company to redeem all or a portion of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier (a "NOTICE OF REDEMPTION AT OPTION OF HOLDER UPON TRIGGERING EVENT") to the Company, which Notice of Redemption at Option of Holder Upon Triggering Event shall indicate (i) the number of Preferred Shares that such holder is submitting for redemption, and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 3(b).

               (g) PAYMENT OF REDEMPTION PRICE. Upon the Company's receipt of a Notice(s) of Redemption at Option of Holder Upon Triggering Event or a Notice(s) of Redemption at Option of Holder Upon Major Transaction from any holder of Preferred Shares, the Company shall immediately notify each holder of Preferred Shares by facsimile of the Company's receipt of such Notice(s) of Redemption at Option of Holder Upon Triggering Event or Notice(s) of Redemption at Option of Holder Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the Company or its Transfer Agent such holder's Preferred Stock Certificates which such holder has elected to have redeemed. The Company shall deliver the applicable Triggering Event Redemption Price, in the case of a redemption pursuant to Section 3(f), to such holder within five business days after the Company's receipt of a Notice of Redemption at Option of Holder Upon Triggering Event and, in the case of a redemption pursuant to Section 3(e), the Company shall deliver the applicable Major Transaction Redemption Price immediately prior to the consummation of the Major Transaction; provided that a holder's Preferred Stock Certificates shall have been so delivered to the Company; and provided further that if the Company is unable to redeem all of the Preferred Shares to be redeemed, the Company shall redeem an amount from each holder of Preferred Shares being redeemed equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares being redeemed. If the Company shall fail to redeem all of the Preferred Shares submitted for redemption (other than (i) due to the payment of the Redemption Price being prohibited by the Indenture, in which case such holder shall have the rights set forth in Section 3(h), or (ii) pursuant to a good faith dispute as to the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement, the applicable Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of 2.0% per month, prorated for partial months, until paid in full. Until the Company pays such unpaid applicable Redemption Price in full to a holder of Preferred Shares submitted for redemption, such holder shall have the option (the "VOID OPTIONAL REDEMPTION OPTION") to, in lieu of redemption, require the Company to promptly return to such holder(s) all of the Preferred Shares that were submitted for redemption by such holder(s) under this Section 3 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "VOID OPTIONAL REDEMPTION NOTICE"). Upon the Company's receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable Redemption Price to such holder, (i) the Notice(s) of Redemption at Option of Holder Upon Triggering Event or the Notice(s) of Redemption at Option of Holder Upon Major Transaction, as the case may be, shall be null and void with respect to those Preferred Shares submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the Company shall immediately return any Preferred Shares submitted to the Company by each holder for redemption under this Section 3(g) and for which the applicable Redemption Price has not been paid, (iii) the Fixed
     Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Fixed Conversion Price as in effect on the date on which the Void Optional Redemption Notice(s) is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Redemption of Option of Holder Upon Major Transaction or the Notice(s) of Redemption at Option of Holder Upon Triggering Event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion
     Price then in effect, (iv) the Conversion Percentage in effect at such time shall be reduced by a number of percentage points equal to the product of (A) .50 and (B) the number of days in the period beginning on and including the date which is the last date on which the Triggering
     Event Redemption Price or Major Transaction Redemption Price, as the case may be, is required to be delivered in accordance with the foregoing provisions of this Section 3(g) and ending on and including the date on which the Void Optional Redemption Notice(s) is delivered to the Company, and (v) if the redemption was caused by a Triggering Event involving the Company's inability to issue Conversion Shares because of the Exchange Cap (as defined in Section 12), the holders of at least two-thirds of the Preferred Shares then outstanding, including Preferred Shares submitted for redemption pursuant to this Section 3 with respect to which the applicable Redemption Price has not been paid, may direct the Company to immediately delist the Common Stock from the exchange or automated quotation system on which the Common Stock is traded and have the Common Stock, at such holders' option, traded in the electronic bulletin board or the "pink sheets." Notwithstanding the foregoing, in the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(f)(iii) above with the term "Closing Bid Price" being substituted for the term "Market Price" and the term "Redemption Price" being substituted for the term "Conversion Rate". A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 3 shall have priority to payments to other stockholders in connection with a Major Transaction.

               (h) INABILITY TO PAY REDEMPTION PRICE. If (A) upon the occurrence of a Major Transaction or a Triggering Event a holder of Preferred Shares does not have the right under Section 3(a) or 3(b) to require the Company to redeem any Preferred Shares, (B) upon the Company's failure to issue shares of Common Stock registered for resale upon receipt of a Conversion Notice or on the Maturity Date a holder of Preferred Shares does not have the right under Section 4(a)(i) to require the Company to redeem any Preferred Shares, or (C) the Company is prohibited under the Indenture from paying the Redemption Price or the Mandatory Redemption Price (as defined in Section 4(a)(i)) to any holder, then, in addition to any other remedy such holder of Preferred Shares may have under this Certificate of Designations (including those in Section 3(g)), the Warrants, the Securities Purchase Agreement and the Registration Rights Agreement, such holder shall have the following remedies:

                    (i) Such holder may elect, by providing written notice of such election to the Company, to require that the Company deliver to such holder within 15 business days of such notice readily marketable securities ("MARKETABLE SECURITIES") with a value (as determined by an independent, reputable investment bank) equal to not less than the applicable Redemption Price or Mandatory Redemption Price and a written agreement from such investment bank to purchase such securities from the holder at any time within two business days of such holder's receipt of the Marketable Securities for a purchase price in cash equal to not less than the applicable Redemption Price or Mandatory Redemption Price.

                    (ii) Unless such holder shall have elected and received the Marketable Securities referred to in Section 3(h)(i) above, such holder shall have the option (the "VOID MARKETABLE SECURITIES OPTION") to, in lieu of redemption, require the Company to promptly return to such holder(s) all of the Preferred Shares that were submitted for redemption by such holder(s) under this Section 3 or Section 4(a)(i) and for which the applicable Redemption Price or Mandatory Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "VOID MARKETABLE SECURITIES NOTICE"). Upon the Company's receipt of such Void Marketable Securities Notice(s) and prior to payment of the full applicable Redemption Price or Mandatory Redemption Price to such holder,
     (A) the Notice(s) of Redemption at Option of Holder Upon Triggering Event or the Notice(s) of Redemption at Option of Holder Upon Major Transaction, as the case may be, shall be null and void with respect to those Preferred Shares submitted for redemption pursuant to this Section 3 and for which the applicable Redemption Price or Mandatory Redemption Price has not been paid, (B) the Company shall immediately return any Preferred Shares submitted to the Company by each holder for redemption under this Section 3 or Section 4(a)(i) and for which the applicable Redemption Price or Mandatory Redemption Price has not been paid, (C) the Fixed Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of
     (I) the Fixed Conversion Price as in effect on the date on which the Void Marketable Securities Notice is delivered to the Company and (II) the lowest Closing Bid Price during the period beginning on the date on which the Notice of Redemption at Option of Holder Upon Major Transaction, the Notice of Redemption at Option of Holder Upon Triggering Event or the Conversion Notice is delivered to the Company or on the Maturity Date, as the case may be, and ending on the date on which the Void Marketable Securities Notice is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect, and (D) if the redemption was caused by a Triggering Event involving the Company's inability to issue Conversion Shares because of the Exchange Cap (as defined in Section 12), the holders of at least two-thirds of the Preferred Shares then outstanding, including Preferred Shares submitted for redemption pursuant to this Section 3 or
     Section 4(a)(i) with respect to which the applicable Redemption Price or Mandatory Redemption Price has not been paid, may direct the Company to immediately delist the Common Stock from the exchange or automated quotation system on which the Common Stock is traded and have the Common Stock, at such holders' option, traded in the electronic bulletin board or the "pink sheets." A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 3(h) shall have priority to payments to other stockholders in connection with a Major Transaction.

               (i) EFFECT OF A FINDING OF UNSUITABILITY. If a holder or beneficial owner of the Preferred Shares is required by any gaming commission to be found suitable, such holder shall apply for a finding of suitability within 30 days after a request by any gaming commission or sooner if required by any gaming commission. If a holder or beneficial owner of the Preferred Shares is required to be found suitable and is not found suitable by any gaming commission, the holder shall, to the extent required by applicable law, dispose of such holder's Preferred Shares within 30 days or within that time prescribed by the gaming commission, whichever is earlier. If the holder fails to dispose of such Preferred Shares within such time period, the provisions of clause (ii) of Section
     (a) of Article Eleventh of the Company's Certificate of Incorporation, as amended, shall, to the extent and within the time period required by applicable law, be deemed to be mandatory and the Company shall exercise its rights under Section (a) of Article Eleventh, except that notwithstanding anything contained in Section (c) of said Article Eleventh to the contrary, the price for such Preferred Shares shall be (i) the Liquidation Value, (ii) the amount the holder paid for the Preferred Shares, (iii) the fair market value of the Preferred Shares, (iv) the greatest of clauses (i), (ii) and (iii), or (v) such other amount as may be determined by the appropriate gaming commission.

          (4)  INABILITY TO FULLY CONVERT.

               (a) HOLDER'S OPTION IF COMPANY CANNOT FULLY CONVERT. If, upon the Company's receipt of a Conversion Notice or on the Maturity Date, the Company cannot issue shares of Common Stock registered for resale under the Registration Statement (or which are exempt from the registration requirements under the 1933 Act pursuant to Rule 144(k) under the 1933 Act) for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its Securities, including without limitation the Exchange Cap, from issuing all of the Common Stock which is to be issued to a holder of Preferred Shares pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 2(f) and, with respect to the unconverted Preferred Shares, the holder, solely at such holder's option, can elect to:

                    (i) require the Company to redeem from such holder those Preferred Shares for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("MANDATORY REDEMPTION") at a price per Preferred Share (the "MANDATORY REDEMPTION PRICE") equal to the Triggering Event Redemption Price as of such Conversion Date; provided, however, that notwithstanding anything contained in this Section 4(a)(i) to the contrary, no holder of Preferred Shares shall have the right to require the Company to redeem any Preferred Shares prior to the earlier of (i) June 1, 2004, (ii) the legal defeasance and discharge of the Indenture or (iii) the written consent of the Trustee under the Indenture to any such redemption;

                    (ii) if the Company's inability to fully convert Preferred Shares is pursuant to Section 4(a)(z), require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(f);

                    (iii) void its Conversion Notice and retain or have returned, as the case may be, the nonconverted Preferred Shares that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice); or

                    (iv) if the Company's inability to fully convert Preferred Shares is pursuant to the Exchange Cap described in Section 4(a)(y), require the Company to issue shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(f) at a Conversion Price equal to the average of Closing Bid Prices of the Common Stock for the five consecutive trading days preceding such holder's Notice in Response to Inability to Convert (as defined below).

               (b) MECHANICS OF FULFILLING HOLDER'S ELECTION. The Company shall immediately send via facsimile to a holder of Preferred Shares, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 4(a), a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "INABILITY TO FULLY CONVERT NOTICE"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Preferred Shares which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder shall notify the Company of its election pursuant to Section 4(a) above by delivering written notice via facsimile to the Company ("NOTICE IN RESPONSE TO INABILITY TO CONVERT").

               (c) PAYMENT OF MANDATORY REDEMPTION PRICE. If such holder shall elect to have its shares redeemed pursuant to Section 4(a)(i), the Company shall pay the Mandatory Redemption Price in cash to such holder within ten days of the Company's receipt of the holder's Notice in Response to Inability to Convert. If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 4(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month, prorated for partial months, until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may void the Mandatory Redemption with respect to those Preferred Shares for which the full Mandatory Redemption Price has not been paid and (i) receive back such Preferred Shares and (ii) the Fixed Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Fixed Conversion Price in effect on the date on which the holder voided the Mandatory Redemption and (B) the lowest Closing Bid Price during the Period beginning on the Conversion Date and ending on the date the holder voided the Mandatory Redemption. Notwithstanding the foregoing, if the Company fails to pay the applicable Mandatory Redemption Price within such ten-day period due to a dispute as to the determination of the Mandatory Redemption Price, such dispute shall be resolved pursuant to Section 2(f)(iii) with the term "Mandatory Redemption Price" being substituted for the term "Conversion Rate".

               (d) PRO-RATA CONVERSION AND REDEMPTION. In the event the Company receives a Conversion Notice, Notice of Redemption at Option of Buyer Upon Major Transaction or Notice of Redemption at Option of Buyer Upon Triggering Event from more than one holder of Preferred Shares on the same day and the Company can convert and/or redeem some, but not all, of the Preferred Shares pursuant to this Section 4, the Company shall convert and/or redeem from each holder of Preferred Shares electing to have Preferred Shares converted and/or redeemed at such time an amount equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares being converted and redeemed at such time.

          (5) CONVERSION OR REDEMPTION AT COMPANY'S ELECTION. At any time or times on or after the Issuance Date of the applicable Preferred Shares, the Company shall have the right, in its sole discretion, to require that any or all of the outstanding Preferred Shares be (i) converted ("CONVERSION AT COMPANY'S ELECTION") at the Conversion Rate; or (ii) redeemed ("REDEMPTION AT COMPANY'S ELECTION") at the Company Election Redemption Price (as defined below); provided that the Conditions to Company's Election (as set forth below) are satisfied.

               (a) MECHANICS OF COMPANY'S ELECTION. The Company shall exercise its right to Conversion at Company's Election or Redemption at Company's Election by providing each holder of Preferred Shares written notice ("NOTICE OF COMPANY'S ELECTION") at least 30 days prior to the date selected by the Company for conversion ("COMPANY'S ELECTION CONVERSION DATE") or redemption ("COMPANY'S ELECTION REDEMPTION DATE"), as the case may be. If the Company elects to require conversion or redemption of some, but not all, of such Preferred Shares, the Company shall convert or redeem, as the case may be, an amount from each holder of Preferred Shares equal to such holder's pro rata amount (based on the number of such Preferred Shares held by such holder relative to the number of such Preferred Shares outstanding on the date of the Company's delivery of the Notice of Company's Election) of all Preferred Shares the Company is requiring to be converted or redeemed. The Notice of Company's Election shall indicate
     (x) whether the Notice of Company's Election relates to a conversion or a redemption, (y) the number of Preferred Shares the Company has selected for conversion or redemption and each holder's pro rata share of such amount, and (z) the Company's Election Conversion Date or Company's Election Redemption Date, as the case may be (the "APPLICABLE ELECTION DATE"), which Applicable Election Date shall be not less than 30 or more than 45 days after each holder's receipt of the Notice of Company's Election. All Preferred Shares selected for conversion in accordance with the provisions of this Section 5 shall be converted as of the Company's Election Conversion Date in accordance with Section 2 as if the holders of such Preferred Shares selected by the Company to be converted had given the Conversion Notice on the Company's Election Conversion Date. All Preferred Shares selected for redemption in accordance with the provisions of this Section 5 shall be redeemed as of the Company's Election Redemption Date in accordance with this Section 5 at the Company Election Redemption Price. All holders of Preferred Shares shall thereupon and within two trading days after the Applicable Election Date surrender all Preferred Stock Certificates selected for conversion or redemption, as the case may be, duly endorsed for cancellation, to the Company, provided the Company has complied with its obligations under this Section 5.

               (b) CONDITIONS TO COMPANY'S ELECTION. "CONDITIONS TO COMPANY'S ELECTION" means the following conditions: (i) on each day during the period beginning on and including the date which is 20 trading days prior to the Applicable Election Date and ending on and including the Applicable Election Date (the "APPLICABLE ELECTION PERIOD"), the Registration Statement shall be effective and available for the sale of no less than 125% of the sum of (A) the number of Conversion Shares then issuable upon the conversion of all outstanding Preferred Shares (without regard to any limitations on conversion), including the Conversion Shares to be issued pursuant to this Conversion at Company's Election or the Conversion Shares which would have been issuable upon conversion of the Preferred Shares subject to the Redemption at Company's Election, (B) the number of Warrant Shares then issuable upon conversion of all outstanding Warrants (without regard to any limitations on exercise), and (C) the number of Conversion Shares and Warrant Shares that are then held by the holders of the Preferred Shares; (ii) on each day during the Applicable Election Period, the Common Stock is designated for quotation on The Nasdaq National Market or listed on NYSE and is not suspended from trading; (iii) on each day during the Applicable Election Period, the Closing Bid Price of the Common Stock is at least 150% of the Fixed Conversion Price then in effect (giving effect to any adjustment to the Fixed Conversion Price under Sections 2(c)(i), 2(d)(ii) and 2(d)(iv), but not giving effect to any adjustment under Sections 2(c)(ii), 2(c)(iii), 2(d)(i) and 2(d)(v)) of the Preferred Shares being converted; (iv) during the period beginning on the first Issuance Date of any Preferred Shares and ending on and including the Applicable Election Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants to the holders on a timely basis as set forth in
     Section 2(f)(ii) of this Certificate of Designations and Sections 2(a) and 2(b) of the Warrant, respectively; and (v) the Company otherwise has satisfied in all material respects its obligations and is not in default in any material respect under this Certificate of Designations, the Warrants, the Securities Purchase Agreement and the Registration Rights Agreement. Notwithstanding the above, any holder of Preferred Shares may convert such shares (including Preferred Shares selected for conversion or redemption) into Common Stock pursuant to Section 2(a) on or prior to the date immediately preceding the Applicable Election Date.

               (c) COMPANY ELECTION REDEMPTION PRICE. The "COMPANY ELECTION REDEMPTION PRICE" shall be an amount per Preferred Share equal to the product of (i) the Conversion Rate of the Preferred Shares on the Company's Election Redemption Date, and (ii) the Closing Bid Price of the Common Stock on the trading day immediately preceding the Company's Election Redemption Date.

               (d) PAYMENT OF COMPANY ELECTION REDEMPTION PRICE. The Company shall pay the applicable Company Election Redemption Price to the holders of the Preferred Shares being redeemed pursuant to this Section 5 in cash within two trading days after the Company Election Redemption Date, but not prior to such holders' delivery to the Company of the Preferred Stock Certificates representing the Preferred Shares being redeemed pursuant to this Section 5. If the Company shall fail to pay the Company Election Redemption Price to the holders on a timely basis as described in this
     Section 5(d), in addition to any remedy the holders of Preferred Shares may have under this Certificate of Designations, the Warrants, the Securities Purchase Agreement and the Registration Rights Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid Company Election Redemption Price in full to each holder, each holder of Preferred Shares being redeemed pursuant to this Section 5 and for which the Company Election Redemption Price has not been paid, shall have the option (the "VOID COMPANY REDEMPTION OPTION") to, in lieu of redemption, require the Company to promptly return to each holder all of the Preferred Shares that were submitted by such holder for Redemption at Company's Election and for which the Company Election Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "VOID COMPANY REDEMPTION NOTICE"). Upon the Company's receipt of the Void Company Redemption Notice(s) prior to payment of the Company Election Redemption Price to each holder, (i) the Notice of Company's Election with respect to a Redemption at Company's Election shall be null and void with respect to those Preferred Shares submitted to the Company by each holder for Redemption at Company's Election and for which the Company Election Redemption Price has not been paid, (ii) the Company shall immediately return any Preferred Shares submitted to the Company by each holder for redemption under this Section 5 and for which the Company Election Redemption Price has not been paid and (iii) the Fixed Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price applicable to such Preferred Shares on the Company's Election Redemption Date and (B) the Conversion Price applicable to such Preferred Shares on the date of such holder's delivery of its Void Company Redemption Notice. Notwithstanding the foregoing, if the Company fails to pay the Company Election Redemption Price to the holders within the time period described in this Section 5(d) due to a dispute as to the arithmetic calculation of the Company Election Redemption Price, such dispute shall be resolved pursuant to Section 2(f)(iii) with the term "Company Election Redemption Price" being substituted for the term "Conversion Rate." If the Company fails to timely effect a Redemption at Company's Election in accordance with this Section 5, the Company shall not be allowed to submit another Notice of Company Election without the prior written consent of the holders of at two-thirds (2/3) of the Preferred Shares then outstanding.

               (e) COMPANY MUST HAVE IMMEDIATELY AVAILABLE FUNDS OR CREDIT FACILITIES. The Company shall not be entitled to send any Notice of Company Election with the respect to a Redemption at Company's Election pursuant to this Section 5 and begin the redemption procedure under this
     Section 5, unless it (A) is permitted under the Indenture to timely pay the Company Election Redemption Price, and (B) it has:

                    (i) the full amount of the Company Election Redemption Price in cash, available in a demand or other immediately available account in a bank or similar financial institution;

                    (ii) credit facilities, with a bank or similar financial institutions that are immediately available and unrestricted for use in redeeming the Preferred Shares, in the full amount of the Company Election Redemption Price;

                    (iii) a written agreement with a standby underwriter or qualified buyer ready, willing and able to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any Preferred Shares that is not converted prior to a Redemption at Company's Election; or

                    (iv) a combination of the items set forth in the preceding clauses (i), (ii) and (iii), aggregating the full amount of the Company Election Redemption Price.

          (6) REISSUANCE OF CERTIFICATES. In the event of a conversion or redemption pursuant to this Certificate of Designations of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Preferred Shares a preferred stock certificate representing the remaining Preferred Shares which have not been so converted or redeemed.

          (7) RESERVATION OF SHARES. The Company shall, so long as any of the Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding (without regard to any limitations on conversions); provided that the number of shares of Common Stock so reserved shall at no time be less than 150% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Preferred Shares based on the number of Preferred Shares held by each holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any Preferred Shares shall be allocated to the remaining holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such holder.

          (8) VOTING RIGHTS. Holders of Preferred Shares shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Certificate of Designations.

          (9) LIQUIDATION, DISSOLUTION, WINDING-UP. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "PREFERRED FUNDS"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the sum of (i) $10,000 and
(ii) an amount equal to the product of (Dividend Rate) (N/365) ($10,000) (such sum being referred to as the "LIQUIDATION VALUE"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Preferred Funds (the "PARI PASSU SHARES"), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Preferred Funds payable to all holders of Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein; provided that a holder of Preferred Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder.

          (10) PREFERRED RANK; PARTICIPATION. (i) All shares of Common Stock shall be of junior rank to all Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Secretary of State of the State of Delaware containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

     (ii) Subject to the rights of the holders, if any, of the Pari Passu Shares, the holders of the Preferred Shares shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

          (11) RESTRICTION ON REDEMPTION AND CASH DIVIDENDS WITH RESPECT TO OTHER CAPITAL STOCK. Until all of the Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its Common Stock without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares.

          (12) LIMITATION ON NUMBER OF CONVERSION SHARES.   Notwithstanding
any other provision herein, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Preferred Shares if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon Conversion of the Preferred Shares (the "EXCHANGE CAP") without breaching the Company's obligations under the rules or regulations of NYSE, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by applicable rules and regulations of NYSE for issuances of Common Stock in excess of such amount or (ii) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding. Until such approval or written opinion is obtained, no purchaser of Preferred Shares pursuant to the Securities Purchase Agreement (the "PURCHASERS") shall be issued, upon conversion of Preferred Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all the Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement (the "CAP ALLOCATION AMOUNT"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of Preferred Shares shall convert all of such holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such holder.

          (13) VOTE TO CHANGE THE TERMS OF OR ISSUE PREFERRED SHARES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, shall be required for (a) any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares, or (b) any issuance of Preferred Shares other than pursuant to the Securities Purchase Agreement.

          (14) LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

          (15) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          (16) SPECIFIC SHALL NOT LIMIT GENERAL; CONSTRUCTION. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and the initial holders of the Preferred Shares and shall not be construed against any person as the drafter hereof.

          (17) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of a holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

          (18) NOTICES. Any notice required to be delivered pursuant to the terms of this Certificate of Designations shall be delivered, unless otherwise provided in this Certificate of Designations, in accordance with the terms, and subject to the notice provisions of, the Securities Purchase Agreement.

                                     * * * * * *

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by ________________________, its ____________, as of ____________
__, 1998.

                                         ARGOSY GAMING COMPANY


                                         By:______________________________

                                         Name:____________________________

                                         Its:_____________________________